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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 16, 2002


                 Technology Funding Medical Partners I, L.P.
- ------------------------------------------------------------------------
          (Exact name of registrant as specified in its charter)



        Delaware                            94-3166762
- - -------------------------         ---------------------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)



1107 Investment Boulevard, Suite 180
El Dorado Hills, California                         95762
- ----------------------------------------         -------------
(Address of principal executive offices)          (Zip Code)


                               (916) 941-1400
             ---------------------------------------------------
              Registrant's telephone number, including area code



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Item 5.           Other Events

                  Pursuant to the Securities and Exchange Commission's Release No. 34-43069, Commission Guidance on Mini-Tender Offers and Limited Partnership Tender Offers and Regulation 14E, Technology Funding Medical Partners I, L.P., is sending the following letter to all Limited Partners regarding a mini-tender offer for Limited Partnership units. The letter is attached as Exhibit 99.1 hereto and is incorporated by reference into this Report.

Item 7.           Financial Statements, Pro Forma Financial Information
                  And Exhibits

                  (a)      Not applicable.

                  (b)      Not applicable.

                  (c)      Exhibits

                           99.1     Letter to Limited Partners
                                    in response to a tender offer
                                    for units






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                                    SIGNATURE


                  Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


TECHNOLOGY FUNDING MEDICAL PARTNERS I, L.P.

By:   TECHNOLOGY FUNDING INC.
      TECHNOLOGY FUNDING LTD.
      Managing General Partners


  Date:  October 16, 2002            By:  /s/ Charles R. Kokesh
                                   ------------------------------
                                     Charles R. Kokesh
                                     President, Chief Executive
                                     Officer, Chief Financial Officer
                                     and Chairman of Technology
                                     Funding Inc., and Managing General
                                     Partner of Technology Funding Ltd.

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                            EXHIBIT INDEX

Exhibits
- - --------
99.1     Letter to Limited Partners of Technology Funding Medical
         Partners I, L.P.,

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                               Technology Funding
                               460 Saint Michael's Drive, Suite 1000
                               Santa Fe, New Mexico 87505
                               (800) 821-5323, (505) 982-2200
                               Fax (505) 820-6900


October 16, 2002


Dear Limited Partner:

We have recently been made aware of an outstanding offer by Everest Management, LLC, to purchase limited partnership units in Technology Funding Medical Partners I, L.P. Everest Management has not formally notified us of the offer, and despite our best efforts we have been unable to obtain the solicitation materials in their entirety. We cannot verify that the offer is being made in accordance with the Securities and Exchange Commission's (SEC's) Release No. 34-43069, Commission Guidance on Mini-Tender Offers and Limited Partnership Tender Offers, effective July 31, 2000. However, pursuant to Release No. 34-43069, the Partnership is obligated to respond to such offers with a recommendation to the Limited Partners.

The Everest Fund is offering $20 per $100 Limited Partner unit. As of June 30, 2002, the Partnership's unaudited fair value was $37 per $100 unit. As you know from earlier communications, the Independent General Partners have concluded that it would be in the best interests of the Partners to dissolve the Partnership as quickly as possible, liquidate the assets at the best obtainable price, and terminate the Partnership. The Partnership has sold its public holdings on the open market. Earlier this year, the Partnership retained Burnham Securities, Inc., to perform independent valuations of the three primary private holdings remaining in the portfolio. Subsequently, the Independent General Partners voted unanimously to retain Burnham to solicit bids from qualified buyers for the Partnership's holdings in Acusphere, Inc., Prolinx, Inc., and R2 Technologies, Inc. There can be no assurance that the actual bids received will be within the range of the current fair value as reported in the June 30, 2002, Form 10-Q.

After due consideration, the Independent General Partners neither recommend for or against the current tender offer. Pursuant to Regulation 14E, which provides the basic procedural protections for all tender offers, the Partnership expresses no opinion and remains neutral toward Everest Management's offer.

The Independent General Partners do not see any conflict of interest in its recommendation. Everest Management is acquiring the units for investment purposes only and has stated that it does not intend to control the Partnership. The business and operations of the Partnership are expected to continue as they are today regardless of the outcome of the current offer.

If you have any questions about the tender offer or the Partnership's recommendation, please contact our Client Services Department at 1-800-821-5323 or via e-mail at clients2@techfunding.com.

Thank you,

Technology Funding